Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Robert D. Stiles
Chief Financial Officer
T: +352 2469 7903
E: robert.stiles@altisource.lu
ALTISOURCE ANNOUNCES THIRD QUARTER RESULTS
Luxembourg, Luxembourg, 27 October 2011
Altisource™ (NASDAQ: ASPS) today reported Net Income Attributable to Altisource of $17.2 million or $0.67 per diluted share for the quarter ended September 30, 2011. This compares with Net Income Attributable to Altisource of $9.8 million or $0.37 per share for the quarter ended September 30, 2010.
Service Revenue for the third quarter was $86.2 million, up 39% compared to the third quarter of 2010.
Third quarter highlights include:
•	Average loans serviced by the Company’s largest customer Ocwen® on the REALServicing® platform of 516,214 for the quarter.
•	Generated cash flow from operations for the third quarter of $30.6 million representing $0.35 for every dollar of Service Revenue in the quarter.
•	Acquired 644,462 shares of stock under the stock repurchase program at an average price of $35.08 in the quarter.
•	Completed the investment of $15.0 million in Correspondent One S.A.
Gross margin remained flat when compared to the quarter ended June 30, 2011 as the increase in gross margin attributable to Technology Services was offset by a decline in gross margin attributable to Mortgage Services. This was due to Mortgage Services segment’s mix of services and the build out of infrastructure to support Ocwen’s September 1, 2011 boarding of the Litton portfolio. As a result of the boarding of the Litton portfolio, Altisource delivered in the quarter a proportionately higher percentage of services to homes in pre-foreclosure. For these services, the margins are generally lower. The delivery of pre-foreclosure services, however, is a strong leading indicator of future referrals of higher margin foreclosure and asset management services.
From an operating margin perspective, margins for the total Company improved in the quarter when compared to the quarter ended June 30, 2011 by 300 basis points to 25% of Service Revenue. This reflects faster growth in the higher margin Mortgage Services segment as well as leveraging of the Corporate infrastructure.
For the fourth quarter, Service Revenue should continue to improve when compared to the third quarter based principally upon the expected growth in foreclosure and asset management related referrals.

Financial Results, Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

Service Revenue	$86,169	$62,159	$230,403	$172,725
Reimbursable Expenses	21,833	13,369	56,933	33,040
Cooperative Non-controlling Interest	1,791	2,052	4,395	4,136

Total Revenue	109,793	77,580	291,731	209,901

Cost of Revenue	51,506	35,544	134,452	99,602
Reimbursable Expenses	21,833	13,369	56,933	33,040

Gross Profit	36,454	28,667	100,346	77,259

Selling, General and Administrative Expenses	15,329	14,730	45,487	39,275

Income from Operations	21,125	13,937	54,859	37,984

Other Income (Expense), net	(320)	698	294	666

Income Before Income Taxes and Non-controlling Interests	20,805	14,635	55,153	38,650
Income Tax Provision	(1,843)	(2,751)	(5,377)	(2,029)

Net Income	18,962	11,884	49,776	36,621

Net Income Attributable to Non-controlling Interests	(1,791)	(2,052)	(4,395)	(4,136)

Net Income Attributable to Altisource	$17,171	$9,832	$45,381	$32,485

Earnings Per Share:
Basic	$0.71	$0.39	$1.84	$1.30

Diluted	$0.67	$0.37	$1.76	$1.24

Weighted Average Shares Outstanding:
Basic	24,341	25,318	24,602	25,080

Diluted	25,489	26,544	25,720	26,168

Transactions with Related Parties:
Revenue	$63,827	$39,459	$166,311	$104,494

Selling, General and Administrative Expenses	$506	$223	$1,352	$811

Revenue
The following table presents Total Revenue by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2011	2010	2011	2010

Mortgage Services:
Service Revenue	$58,915	$34,909	$147,768	$89,623
Reimbursable Expenses	21,464	12,562	55,221	30,811
Cooperative Non-controlling Interest	1,791	2,052	4,395	4,136

Mortgage Services — Total Revenue	82,170	49,523	207,384	124,570

Financial Services:
Service Revenue	16,934	18,132	53,067	56,646
Reimbursable Expenses	369	807	1,712	2,229

Financial Services — Total Revenue	17,303	18,939	54,779	58,875

Technology Services	14,827	12,963	41,115	37,422

Eliminations	(4,507)	(3,845)	(11,547)	(10,966)

Total Revenue	$109,793	$77,580	$291,731	$209,901

Income Before Income Tax and Pretax Income
The following table presents income attributable to Altisource before income tax (Pretax Income) including amounts by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2011	2010	2011	2010

Mortgage Services:
Income Before Income Taxes	$22,554	$14,928	$60,391	$35,805
Non-controlling Interests	(1,791)	(2,052)	(4,395)	(4,136)

Pretax Income	$20,763	$12,876	$55,996	$31,669
As Percent of Service Revenue	35%	37%	38%	35%

Financial Services:
Income Before Income Taxes	$350	$368	$2,784	$3,411
As Percent of Service Revenue	2%	2%	5%	6%

Technology Services:
Income Before Income Taxes	$4,359	$4,090	$11,108	$12,782
As Percent of Revenue	29%	32%	27%	34%

Corporate:
Loss Before Income Taxes	$(6,458)	$(4,751)	$(19,130)	$(13,348)

Consolidated:
Income Before Income Taxes	$20,805	$14,635	$55,153	$38,650
Non-controlling Interests	(1,791)	(2,052)	(4,395)	(4,136)

Pretax Income	$19,014	$12,583	$50,758	$34,514

As Percent of Service Revenue	22%	20%	22%	20%

Stock Repurchase Update
For the nine months ended September 30, 2011 the Company repurchased 1.0 million shares (0.6 million shares during the third quarter) of common stock on the open market at an average price of $33.53. Since inception of the stock repurchase program, 1.7 million shares of common stock have been repurchased on the open market at an average price of $31.02.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about our management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 11:00 a.m. Eastern today to discuss third quarter results. A link to the live audio web cast as well as an accompanying slide deck will be available on our website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via our website approximately two hours after the conclusion of the call.
About Altisource
Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Dollars in thousands, Except Per Share Data)

	September 30,	December 31,
	2011	2010

ASSETS

Current Assets:
Cash and Cash Equivalents	$21,250	$22,134
Accounts Receivable, net	50,239	53,495
Prepaid Expenses and Other Current Assets	6,793	13,076
Deferred Tax Asset, net	2,328	551

Total Current Assets	80,610	89,256

Restricted Cash	1,222	1,045
Premises and Equipment, net	22,626	17,493
Deferred Tax Asset, net	—	1,206
Intangible Assets, net	67,066	72,428
Goodwill	14,915	11,836
Investment in Equity Affiliate	14,645	—
Other Non-current Assets	8,645	4,536

Total Assets	$209,729	$197,800

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$33,697	$35,384
Capital Lease Obligations — Current	643	680
Other Current Liabilities	8,151	5,616

Total Current Liabilities	42,491	41,680

Capital Lease Obligations — Non-current	345	852
Deferred Tax Liability, net	539	—
Other Non-current Liabilities	2,679	3,370

Commitment and Contingencies

Equity:
Common Stock ($1.00 par value; 100,000 shares authorized; 25,413 shares issued and 23,979 outstanding in 2011; 25,413 shares issued and 24,881 outstanding in 2010)	25,413	25,413
Retained Earnings	100,984	58,546
Additional Paid-in-Capital	81,406	79,297
Treasury Stock, at cost ($1.00 par value; 1,434 and 532 shares in 2011 2010, respectively)	(46,171)	(14,418)

Altisource Equity	161,632	148,838

Non-controlling Interests	2,043	3,060

Total Equity	163,675	151,898

Total Liabilities and Equity	$209,729	$197,800